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                                 October 7, 1996

MetroGolf Incorporated
1999 Broadway
Suite 2435
Denver, CO  80202

Gentlemen:

          MetroGolf Incorporated (the "Company") has filed with the Securities and Exchange Commission a registration statement (the "Registration Statement") on Form S-1 (No. 333-06151), as amended through Amendment No. 3 filed on the date hereof, which relates to the sale of up to 1,904,821 shares of the Company's Common Stock by the Company, including up to 1,351,250 shares (the "Underwriter Shares") to be sold to the Underwriters (as defined in the underwriting agreement filed as Exhibit 1 to the Registration Statement (the "Underwriting Agreement")) and an indeterminate number of shares (presently estimated to be 553,571 shares) (the "Conversion Shares") that are issuable upon conversion of the Company's outstanding 12% Convertible Subordinated Notes due 1997 (the "Notes") to the holders thereof in accordance with the note purchase agreement filed as Exhibit 4.2 to the Registration Statement (the "Note Purchase Agreement").

          We have examined such corporate records of the Company and such other documents as we have deemed appropriate to give this opinion.

          Based upon the foregoing, we are of the opinion that (i) the Underwriter Shares, when issued and sold in accordance with the terms of the Underwriting Agreement and upon receipt by the Company of the consideration therefor in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable, and (ii) the Conversion Shares, when issued upon conversion of the Notes in accordance with the Note Purchase Agreement, and upon receipt by the Company of the consideration therefor in accordance with the Note Purchase Agreement, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement as it is proposed to be amended and to the use of our name in the Prospectus that is a part of the Registration Statement under the caption "Legal Matters."

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October 7, 1996
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                              Very truly yours,

                              BROWNSTEIN HYATT FARBER
                                & STRICKLAND, P.C.